Exhibit 5.1

DINSMORE & SHOHL LLP 255 East Fifth Street ^ Suite 1900 Cincinnati, OH 45202 www.dinsmore.com
Michael G. Dailey (513) 977-8644 (direct) ^ (513) 977-8141 (fax) michael.dailey@dinsmore.com

March 25, 2019

Fifth Third Bancorp

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Ladies and Gentlemen:

We have acted as counsel to Fifth Third Bancorp, an Ohio corporation (“Fifth Third”), in connection with the registration statement on Form S-8 (the “Registration Statement”) filed by Fifth Third with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $4,000,000 of deferred compensation obligations (the “Obligations”), which represent unsecured obligations of Fifth Third to pay deferred compensation to eligible participants in the future in accordance with the terms of the MB Financial, Inc. Non-Stock Deferred Compensation Plan (the “Plan”). Fifth Third assumed the Plan in connection with its acquisition of MB Financial, Inc. pursuant to the Agreement and Plan of Merger, dated as of May 20, 2018, by and among Fifth Third, Fifth Third Financial Corporation and MB Financial, Inc. (the “Merger Agreement”), as further described in the Registration Statement. We are furnishing this opinion letter pursuant to Item 8 on Form S-8 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement; (iii) the Plan, (iv) resolutions adopted by Fifth Third’s board of directors, (v) the Amended Articles of Incorporation of Fifth Third Bancorp, as amended, and the Code of Regulations of Fifth Third Bancorp, as amended; and (vi) other such records, agreements and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. We have also assumed that the Plan has been established and is intended to be maintained as a “top-hat” plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is a plan that is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

Our opinion set forth below is limited to the laws of the State of Ohio and federal laws of the United States that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the following paragraph, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Fifth Third Bancorp

March 25, 2019

Based upon the foregoing, and subject to all of the other assumptions, limitations, and qualifications set forth herein, we are of the opinion that (i) if and when the Obligations are issued in accordance with the terms and conditions of the Plan, the Obligations will be valid and binding obligations of Fifth Third, enforceable in accordance with their terms, except as enforcement thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (whether considered in a proceeding in equity or at law); and (ii) the provisions of the Plan comply with the requirements of ERISA applicable to “top-hat” plans.

We are expressing no opinion as to any obligations that parties other than Fifth Third may have under or in respect of the Obligations or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DINSMORE & SHOHL LLP

/s/ Michael G. Dailey, Partner